AXA FINANCIAL, INC.
RECONCILIATION OF AXA US LIFE & SAVINGS CONTRIBUTION TO AXA GROUP IFRS REVENUES
         WITH CONSOLIDATED AXA FINANCIAL, INC. PREMIUMS UNDER US GAAP

                               (in millions)

                                                                                               ------------------------------
                                                                                                    Q1'05           Q1'06
                                                                                               --------------  --------------
 CONTRIBUTION TO AXA GROUP IFRS REVENUES PER AXA PRESS RELEASE                       IN EURO

          Gross Premiums                                                                               2,984           3,807
          Other Revenues (A)                                                                             218             191
                                                                                               --------------  --------------
 TOTAL CONTRIBUTION TO AXA GROUP IFRS REVENUES                                                         3,202           3,998

                                                              Average exchange rate  US$1.00 =         0.763           0.832

                                                                                     IN US$            4,196           4,806
 Reconciling Items:

 Less:    Other Revenues (A)                                                                            (283)           (230)
 Less:    Deposits from Universal life and investment-type
            product policy fee income (B)                                                             (3,399)         (4,076)
 Less:    Reinsurance ceded premiums  (C)                                                               (102)           (107)
                                                                                               ------------------------------
                        Total Reconciling items                                                       (3,784)         (4,413)
                                                                                               --------------  --------------
 CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                                                       412             393
                                                                                               --------------  --------------

 (A) Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings

 (B) Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet

 (C) Reflected as a reduction to Premiums in the US GAAP Statement of Earnings